Exhibit 99.(h)(6)(a)

EXHIBIT A*

to the Amended and Restated Expense Limitation Agreement between

ABERDEEN FUNDS and

ABERDEEN ASSET MANAGEMENT INC.

Name of Fund/Class	2013 Expense Limitation	2013 Expiration Date
Aberdeen China Opportunities Fund	1.62%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen International Equity Fund	1.10%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Equity Long-Short Fund	1.40%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Global Equity Fund	1.19%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Global Natural Resources Fund	1.16%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Small Cap Fund	1.15%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Tax-Free Income Fund	0.62%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	0.25%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	0.25%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	0.25%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Core Fixed Income Fund	0.50%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Asia Bond Fund	0.70%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Global Fixed Income Fund	0.85%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Global Small Cap Fund	1.30%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	1.10%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	1.25%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Ultra-Short Duration Bond Fund	0.40%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Emerging Markets Debt Local Currency Fund	0.90%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Global High Yield Bond Fund	0.75%	One year from start date of operations
Aberdeen Asia-Pacific Smaller Companies Fund	1.50%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first

Aberdeen U.S. Equity Fund**	0.90%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen U.S. High Yield Bond Fund	0.80%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen Emerging Markets Debt Fund	0.90%	Feb. 28, 2014 or the effective date of the 2014 annual update to the registration statement, whichever occurs first
Aberdeen European Equity Fund	1.10%	One year from start date of operations

*  As most recently approved at the February 13, 2013 Board Meeting.  The 2013 Expense Limitation commences February 25, 2013.

**  The Fund’s Expense Limitation includes Administrative Services Fees.